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                                 EXHIBIT 10.107

                             1996 FUNDING AGREEMENT

   This 1996 Funding Agreement is made this 27th day of March, 1996, by and between NDE Environmental Corporation ("NDE"), Proactive Partners L.P. ("Proactive") and Lagunitas Partners L.P. ("Lagunitas").

         WHEREAS, Proactive and Lagunitas entered into Secured Promissory Notes in the amount of $175,000 each, dated February 13, 1996, attached hereto as Exhibits A and B, respectively.

         WHEREAS, NDE entered into an agreement with Gilbarco Inc. ("Gilbarco") to restructure its $2.5 million obligation (the "Restructure Agreement"); and

         WHEREAS, NDE needs additional capital to meet its commitment under the Restructure Agreement;

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, the parties agree as follows:

    1) FEBRUARY 13, 1996, SECURED PROMISSORY NOTES. Proactive and Lagunitas will exchange the Secured Promissory Notes for the convertible debentures described herein.

    2) ADDITIONAL PROACTIVE FUNDING. Proactive will wire transfer Two Hundred Fifty Thousand Dollars ($250,000) to NDE on or before March 28, 1996. NDE shall use the proceeds to close the Gilbarco transaction.

    3) CONVERTIBLE DEBENTURES. NDE will issue debentures to Proactive and Lagunitas in the amount of $425,000 and $175,000, respectively, which are due April 1, 1997. The debentures shall have an interest rate of eight percent (8%) and shall provide for payment of accrued interest and principal on April 7, 1997. The debentures shall be immediately convertible into a new series of preferred shares having a conversion into 4,800,000 shares of common shares. NDE shall use its best efforts to seek shareholder approval for an increase in the authorized shares to allow for the issuance of this new class of preferred shares. In the case where NDE is unable to receive an increase in authorized shares, such debentures shall be fully due and payable on April 7, 1997.

    4) MUTUAL COOPERATION, The parties shall execute any and all documentation that is necessary to effectuate this agreement.





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                                        NDE Environmental Corporation

                                        By: ____________________________________
                                            Jay Allen Chaffee
                                            Chairman of the Board


                                        Proactive Partners L.P.

                                        By: ____________________________________
                                            Charles McGettigan
                                            General Partner


                                        Lagunitas Partners L.P.

                                        By: ____________________________________
                                            Jon D. Gruber
                                            Partner





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